UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250 140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Option Grants; Restricted Stock Awards.

On December 15, 2008, our Board of Directors approved stock option grants and restricted stock awards to certain key employees and executive officers of the Company under our Amended and Restated 2000 Long Term Incentive Plan.  The awards have been granted to certain executive officers of the Company who are expected to be “named executive officers” at the end of the Company’s fiscal year ending on March 31, 2009.  The total number of options and restricted stock grants was 69,999 and 35,001, respectively.  The options are exercisable at a price of $1.70 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Market on December 15, 2008.

With the exception of the award made to Mr. Wood (which will vest over a two year period in equal installments annually), the restricted stock grants will vest over a three year period, with one-third of the shares vesting on each succeeding one year anniversary date after the date of grant.  Upon a change in control of the Company, as defined in the restricted stock agreement, any unvested shares of such stock at that time will become 100% vested and non-forfeitable if the grantee’s employment is terminated.  However, if the grantee’s employment is terminated for any other reason, all unvested shares of restricted stock will be forfeited and returned to the Company.

The following executive officers received options and restricted stock awards:

Name	Title	Options Granted	Restricted Stock Granted

Owen Farren	Chief Executive Officer, President and Chairman of Board of Directors	20,000	10,000

Raymond B. Wood	Director, Senior Vice President and Director of Government Operations and Marketing	10,000	5,000

Thomas Archbold	Vice President of Finance, Chief Financial Officer	13,333	6,667

Brad Freeman	Vice President of Operations	13,333	6,667

Douglas Tilghman	Vice President of Engineering	13,333	6,667

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of  Chief Financial Officer.

On November 17, 2008, the Company appointed Thomas G. Archbold to serve as the Company’s interim Chief Financial Officer and interim Principal Accounting Officer.  Effective as of December 15, 2008, our Board of Directors approved the appointment of Mr. Archbold to serve as the Company’s Vice President of Finance and Chief Financial Officer.  During the period of his engagement as interim Chief Financial Officer, Mr. Archbold provided such services while acting as a consultant to Taylor White Specialized Staffing Services, Inc., an accounting and financial placement servicing firm.  With the appointment of Mr. Archbold as the Company’s Chief Financial Officer, the Company has terminated its Consulting Service Agreement with Taylor White Specialized Staffing Services.

Pursuant to an offer dated December 15, 2008, Mr. Archbold will receive an annual salary of $150,000.  In addition, the Company agreed to grant Mr. Archbold a non-qualified stock option to purchase 20,000 shares of the Company’s common stock with an exercise price of $1.70 per share.  The option shares are subject to a vesting schedule pursuant to which 5,000 shares will be immediately vested as of the date of the grant, with the remaining 15,000 shares vesting over a three year period in equal increments commencing on the anniversary date of the option grant.  In addition to his base salary, Mr. Archbold will be eligible to participate in any incentive bonus plan that is approved by the Company’s Board of Directors for the year ended March 31, 2010 and on a prorated basis for the fiscal year ending on March 31, 2009 commencing with his employment on December 15, 2008.

Item 9.01.         Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Restricted Stock Agreement
10.2	Form of Non-Qualified Stock Option Grant under the Company’s Amended and Restated 2000 Long Term Incentive Plan (filed as Exhibit 10.14 to the Company’s 10-K for the year ended March 31, 2008)
10.3	Offer Letter
99.1	Press Release of Technology Research Corporation, dated December 17, 2008 announcing the appointment of a Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: December 19, 2008	By: /s/ Owen Farren
Name: Owen Farren
Title: President and Chief Executive Officer